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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	SECOND QUARTER		YEAR TO DATE
	2005	2004	2005	2004
NET SALES	$824.0	$753.9	$1,630.3	$1,488.7
COSTS AND EXPENSES
Cost of sales	521.8	480.8	1,039.2	947.7
Selling, general and administrative	189.1	171.3	374.3	338.0
Interest-net	8.1	8.4	15.7	16.3
Other-net	12.0	10.5	21.5	24.4
Restructuring charges	1.6	—	1.6	—

	732.6	671.0	1,452.3	1,326.4

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	91.4	82.9	178.0	162.3
Income taxes	25.4	24.1	45.3	48.5

NET EARNINGS FROM CONTINUING OPERATIONS	$66.0	$58.8	$132.7	$113.8

Earnings from discontinued operations (including gain
on disposal of $142.7 million in 2004) before income taxes	0.2	3.6	0.1	151.5
Income taxes on discontinued operations	0.3	1.0	0.3	50.4

NET EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS	(0.1)	2.6	(0.2)	101.1
NET EARNINGS	$65.9	$61.4	$132.5	$214.9

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.79	$0.72	$1.60	$1.39
Discontinued operations	—	0.03	—	1.24

Total basic earnings per share of common stock	$0.79	$0.75	$1.60	$2.63

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.78	$0.70	$1.56	$1.36
Discontinued operations	—	0.03	—	1.21

Total diluted earnings per share of common stock	$0.78	$0.73	$1.56	$2.57

DIVIDENDS PER SHARE	$0.28	$0.26	$0.56	$0.52

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	83,020	81,940	82,919	81,777

Diluted	84,983	84,112	85,076	83,763

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	JULY 2, 2005	JANUARY 1, 2005
ASSETS
Cash and cash equivalents	$325.6	$250.0
Accounts receivable	622.3	582.0
Inventories	443.0	413.4
Other current assets	75.7	82.2
Assets held for sale	0.7	44.3

Total current assets	1,467.3	1,371.9

Property, plant and equipment	394.6	398.9
Goodwill and other intangibles	989.3	928.2
Other assets	152.4	151.6

Total assets	$3,003.6	$2,850.6

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$246.2	$102.5
Accounts payable	308.4	300.4
Accrued expenses	378.2	415.9

Total current liabilities	932.8	818.8

Long-term debt	468.1	481.8
Other long-term liabilities	310.2	328.7
Shareowners’ equity	1,292.5	1,221.3

Total liabilities and equity	$3,003.6	$2,850.6

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2005	2004	2005	2004
OPERATING ACTIVITIES
Net earnings	$65.9	$61.4	$132.5	$214.9
Depreciation and amortization	23.9	22.7	47.3	47.1
Reclassify taxes paid (proceeds) from sale of businesses
to investing activities	8.1	21.9	18.7	(140.0)
Changes in working capital	(4.2)	2.9	(68.8)	(13.0)
Other	(16.6)	(18.0)	8.0	34.0

Net cash provided by operating activities	77.1	90.9	137.7	143.0
INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(16.5)	(12.9)	(27.0)	(21.1)
Proceeds (taxes paid) from sale of business	(8.1)	(21.9)	(18.7)	140.0
Business acquisitions and asset disposals	(46.4)	(4.2)	(106.1)	(254.3)
Cash dividends on common stock	(23.2)	(21.2)	(46.4)	(42.4)
Other	32.2	12.5	136.1	66.1

Net cash used in investing and financing activities	(62.0)	(47.7)	(62.1)	(111.7)
Increase in Cash and Cash Equivalents	15.1	43.2	75.6	31.3
Cash and Cash Equivalents, Beginning of Period	310.5	192.5	250.0	204.4

Cash and Cash Equivalents, End of Period	$325.6	$235.7	$325.6	$235.7

Free Cash Flow Computation
Operating cash flow	$77.1	$90.9	$137.7	$143.0
Less: capital and software expenditures	(16.5)	(12.9)	(27.0)	(21.1)

Free cash flow (before dividends)	$60.6	$78.0	$110.7	$121.9

Free cash flow is defined as cash flow from operations less capital expenditures; the company believes this is an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2005	2004	2005	2004
NET SALES
Consumer Products	$266.9	$257.7	$530.3	$520.0
Industrial Tools	348.2	321.4	697.5	637.4
Security Solutions	208.9	174.8	402.5	331.3

Total	$824.0	$753.9	$1,630.3	$1,488.7

OPERATING PROFIT
Consumer Products	$42.6	$39.4	$84.4	$84.4
Industrial Tools	38.0	35.5	74.7	64.1
Security Solutions	32.5	26.9	57.7	54.5

Total	$113.1	$101.8	$216.8	$203.0